Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2015 Equity Incentive Plan and 2017 Employee Stock Purchase Plan of Akcea Therapeutics, Inc. of our report dated March 2, 2020, with respect to the consolidated financial statements of Akcea Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California

May 21, 2020